                                                                    EXHIBIT 15.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd. (the "Company"), of our report dated June 26, 2007 with respect to the consolidated financial statements of the
Company included in this Annual Report on Form 20-F for the year ended December
31, 2006.

                                           /s/ Kost Forer Gabbay and Kasierer
                                             KOST FORER GABBAY & KASIERER
                                           A Member of Ernst & Young Global

Tel Aviv, Israel
June 26, 2007